Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE October 16, 2017	Media contact: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com

Verizon announces tender offers for five series of its notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the commencement of five separate offers to purchase for cash (the “Offers”) any and all of the outstanding series of notes listed below (collectively, the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase dated October 16, 2017 (the “Offer to Purchase” and, together with the accompanying notice of guaranteed delivery, the “Tender Offer Documents”).

Euro Offers

ISIN	Issuer	Title of Security	Principal Amount Outstanding	Reference Benchmark	Bloomberg Reference Page	Fixed Spread (basis points)	Financing Condition Euro Acceptance Priority Level
XS1030900168	Verizon Communications Inc.	2.375% Notes due 2022	€1,750,000,000	EUR February 2022 Interpolated Mid-Swap Rate	ICAE 1	5	1
XS1405767275	Verizon Communications Inc.	0.500% Notes due 2022	€1,000,000,000	EUR June 2022 Interpolated Mid-Swap Rate	ICAE 1	10	2
XS1146282634	Verizon Communications Inc.	1.625% Notes due 2024	€1,400,000,000	EUR 2024 Interpolated Mid-Swap Rate	ICAE 1	30	3

GBP Offers
ISIN	Issuer	Title of Security	Principal Amount Outstanding	Reference Benchmark	Bloomberg Reference Page	Fixed Spread (basis points)	Financing Condition GBP Acceptance Priority Level
XS1030900325	Verizon Communications Inc.	4.750% Notes due 2034	£850,000,000	UKT 4.50% 09/07/34	FIT GLT10-50	145	1
XS1579033819	Verizon Communications Inc.	4.073% Notes due 2024	£694,804,000	UKT 2.75% 09/07/24	PXUK	95	2

The Offers will expire at 4:00 a.m. Eastern Time / 9:00 a.m. British Summer Time on October 24, 2017 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Tendered Notes may be validly withdrawn at any time at or prior to 4:00 a.m. Eastern Time / 9:00 a.m. British Summer Time on October 24, 2017 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Withdrawal Date”), but not thereafter, unless extended by Verizon. The

“Settlement Date” with respect to an Offer will be promptly following the Expiration Date and is expected to be the third business day following the Expiration Date (which would be October 27, 2017) with respect to such Offer, unless extended with respect to such Offer. Notes tendered pursuant to the guaranteed delivery procedures also will be settled on the Settlement Date.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, the consideration for each €1,000 or £1,000, as applicable, principal amount of Notes validly tendered and not validly withdrawn at or prior to the Expiration Date or the guaranteed delivery date pursuant to the guaranteed delivery procedures, and accepted for purchase (the “Total Consideration”) will be payable in cash and will be equal to the price, determined in accordance with standard market practice as described in the Offer to Purchase, as determined at 9:00 a.m. Eastern Time / 2:00 p.m. British Summer Time on October 23, 2017 (such date and time, as the same may be extended with respect to such Offer, the “Price Determination Date”). Verizon will announce the applicable Total Consideration for each series of Notes promptly after the Price Determination Date.

In addition to the applicable Total Consideration, holders whose Notes are accepted for purchase will receive a cash payment equal to accrued and unpaid interest on such Notes, from and including the immediately preceding interest payment date for such Notes to, but excluding, the applicable Settlement Date (the “Accrued Coupon Payment”). The Accrued Coupon Payment in respect of Notes accepted for purchase will be calculated in accordance with the terms of such Notes and will be paid in cash. Interest will cease to accrue on the Settlement Date for all Notes accepted, including those tendered through the guaranteed delivery procedures. Under no circumstances will any interest be payable because of any delay in the transmission of funds to holders by Euroclear or Clearstream.

Verizon’s obligation to accept any series of Notes tendered in the Offers is subject to the satisfaction or waiver of certain conditions applicable to the Offer for such series described in the Tender Offer Documents, including the applicable Financing Condition (as defined below). Verizon reserves the right, subject to applicable law, to waive any and all conditions to any Offer.

Verizon’s obligation to complete the Offers for the 2.375% Notes due 2022 (the “2.375% Notes due 2022”), 0.500% Notes due 2022 (the “0.500% Notes due 2022”) and 1.625% Notes due 2024 (together with the 2.375% Notes due 2022 and the 0.500% Notes due 2022, the “Euro Notes” and the Offers for such Euro Notes, the “Euro Offers”) is conditioned on Verizon having priced, at or prior to the applicable Expiration Date, in a capital markets financing transaction an offering of new euro-denominated notes with a weighted average life to maturity that is longer than the Euro Notes (the “New Euro Notes”) on terms and conditions satisfactory to Verizon in its reasonable judgment (the “New Euro Offering”), including, but not limited to, with respect to each series of Euro Notes, the amount of gross proceeds raised in the New Euro Offering being sufficient to fund the aggregate Total Consideration and applicable Accrued Coupon Payment for all Euro Notes of such series, after funding the aggregate Total Consideration and applicable Accrued Coupon Payment for all validly tendered and not validly withdrawn Notes of each series having a higher Euro Acceptance Priority Level as set forth in the table above (with 1 being the highest Euro Acceptance Priority Level), validly tendered in the applicable Euro Offer (the “Euro Financing Condition”). Verizon currently expects the New Euro Notes will have intermediate to long maturities.

If the Euro Financing Condition is not satisfied due to a shortfall in gross proceeds from the New Euro Offering, then Verizon will accept for purchase all Euro Notes of each series tendered in accordance with the applicable Euro Acceptance Priority Levels, so long as the amount of gross proceeds from the New Euro Offering is equal to or greater than the aggregate Total Consideration and applicable Accrued Coupon Payment for all tendered Euro Notes of such series and each series of Euro Notes having a higher Euro Acceptance Priority Level, as further provided in the Offer to Purchase.

Verizon’s obligation to complete the Offers for the 4.750% Notes due 2034 (the “4.750% Notes due 2034”) and the 4.073% Notes due 2024 (together with the 4.750% Notes due 2034, the “GBP Notes” and the Offers for such GBP Notes, the “GBP Offers”) is conditioned on Verizon having priced, at or prior to the applicable Expiration Date, in a capital markets financing transaction an offering of new GBP-denominated notes with a weighted average life to maturity that is longer than the GBP Notes (the “New GBP Notes”) on terms and conditions satisfactory to Verizon in its reasonable judgment (the “New GBP Offering”), including, but not limited to, with respect to each series of GBP Notes, the amount of gross proceeds raised in the New GBP Offering being sufficient to fund the aggregate Total Consideration and applicable Accrued Coupon Payment for all GBP Notes of such series, after funding the aggregate Total Consideration and applicable Accrued Coupon Payment for all validly tendered and not validly withdrawn GBP Notes of each series having a higher GBP Acceptance Priority Level as set forth in the table above (with 1 being the highest GBP Acceptance Priority Level), validly tendered in the applicable GBP Offer (the “GBP Financing Condition” and, together with the Euro Financing Condition, the “Financing Conditions,” and each a “Financing Condition”). Verizon currently expects the New GBP Notes will have intermediate to long maturities.

If the GBP Financing Condition is not satisfied due to a shortfall in gross proceeds from the New GBP Offering, then Verizon will accept for purchase all GBP Notes of each series tendered in accordance with the applicable GBP Acceptance Priority Levels, so long as the amount of gross proceeds from the New GBP Offering is equal to or greater than the aggregate Total Consideration and applicable Accrued Coupon Payment for all tendered GBP Notes of such series and each series of GBP Notes having a higher GBP Acceptance Priority Level, as further provided in the Offer to Purchase.

No series of Notes will be subject to proration pursuant to the Offers.

Verizon has retained Barclays Bank PLC, Credit Suisse Securities (Europe) Limited and Deutsche Bank AG, London Branch, to act as the dealer managers for the Offers. Questions regarding terms and conditions of the Offers should be directed to Barclays Bank PLC, at +44 (0)20 3134-8515 (London) or (800) 438-3242 (U.S. toll-free) or (212) 528-7581 (collect), Credit Suisse Securities (Europe) Limited at +44 (0)20 7883-8763 (London) or (800) 820-1653 (U.S. toll-free) or (212) 325-2476 (collect) or Deutsche Bank AG, London Branch at +44 (0)20 7545-8011 (London) or (866) 627-0391 (U.S. toll-free) or (212) 250-2955 (collect).

Lucid Issuer Services Limited will act as the Information Agent and the Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Tender Offer Documents may be directed to Lucid Issuer Services Limited at +44 (0)20 7704-0880. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link https://www.lucid-is.com/Verizon.

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If Verizon terminates any Offer with respect to one or more series of Notes, it will give prompt notice to the Tender Agent and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Notes blocked through the facilities of Euroclear or Clearstream will be released.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary needs to receive instructions from a beneficial owner in order for that holder to be able to participate in, or withdraw their instruction to participate in, the Offers before the deadlines specified herein and in the Tender Offer Documents. The deadlines set by any such intermediary and each clearing system for the submission and withdrawal of tender instructions may also be earlier than the relevant deadlines specified herein and in the Tender Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Tender Offer Documents. The distribution of this document in certain jurisdictions (including, but not limited to, the United States, the United Kingdom, Italy, France, Belgium, the Republic of Ireland and Switzerland) may be restricted by law. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). Any New Euro Offering or New GBP Offering may only be made available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire any New Euro Notes or New GBP Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on any preliminary prospectus supplement to the New Euro Offering or the New GBP Offering or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

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